UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2010

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 26, 2010, Amgen Inc. (the “Company”) publicly announced the decision of George J. Morrow, 58, Executive Vice President, to retire from the Company, effective January 31, 2011. On October 20, 2010, the Company and Mr. Morrow entered into a one-year consulting services agreement, effective as of February 1, 2011, between Mr. Morrow and the Company (the “Consulting Agreement”), with the option to extend the agreement for a second year by mutual agreement. Pursuant to the Consulting Agreement, Mr. Morrow will advise the Company on issues related to his areas of expertise, including commercialization of the R&D product pipeline, product launches and related areas (the “Services”). The Company will pay Mr. Morrow $100,000 quarterly in arrears (the “Consulting Fee”) as compensation for 80 hours of Services in a quarter, plus an additional $1,200 per hour for any additional hours of Services performed in any quarter (up to a maximum of 80 additional hours per quarter). The maximum total hours of Services in any quarter shall be 160 hours unless previously authorized by the Senior Vice President, Human Resources or his designee. If Mr. Morrow provides less than 80 hours of Services in any quarter, the Consulting Fee paid by the Company for the next quarter shall entitle the Company to 80 hours of Services plus the hours of any shortfall from prior quarters. In addition, upon advance written approval, the Company will reimburse Mr. Morrow for all reasonable and normal travel-related expenses incurred in connection with the Services, including automobile rental and other transportation expenses and hotel expenses, other than travel to the Company’s Thousand Oaks facility. Mr. Morrow will be solely responsible for the income and self-employment taxes due on all taxable income arising under the Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Morrow agrees not to accept any employment or other consulting arrangement that would present a conflict of interest during the term of the Consulting Agreement. If Mr. Morrow accepts employment or an engagement which the Company determines, in its sole discretion, presents a conflict of interest, Mr. Morrow’s acceptance shall constitute a material breach of the Consulting Agreement and authorize the Company to terminate the Consulting Agreement immediately. Either Mr. Morrow or the Company can terminate the Consulting Agreement for any reason on 30 days notice.

A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Consulting Agreement, effective as of February 1, 2011, between Mr. Morrow and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 22, 2010

	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Consulting Agreement, effective as of February 1, 2011, between Mr. Morrow and the Company.